Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into by and between Maxine Clark (“Consultant”) and Build-A-Bear Workshop, Inc. (“Company”).

RECITALS

A.           Consultant has been an employee of the Company through the date hereof, and will continue to be employed until the “Termination Date”, as defined in that Retirement, Separation Agreement and General Release between the parties relating to such termination of employment (“Separation Agreement”).

B.           The Company wishes to secure the consulting services of Consultant for a six month transition period after the Termination Date, upon the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.             Resignation of Employment.  Consultant’s employment with the Company will terminate effective at the close of business on the Termination Date as set forth in the Separation Agreement.  The parties hereby affirm their understandings relating to such termination and all terms relating thereto as set out in the Separation Agreement.

2.             Consulting Arrangement.  Subject to the terms and provisions of this Agreement, Consultant agrees to make herself available to the Company on an as-needed basis as an independent consultant for a six-month period commencing on the Termination Date and ending on the six month anniversary of such Termination Date, subject to extension by mutual agreement (“Consulting Period”).  Both parties agree to work diligently and in good faith to make certain the consultant assignments are completed in a timely and professional manner.

a.           In consideration for the consulting services described in this Paragraph, Consultant shall receive during the Consulting Period the amount of $29,166 per month with the first payment commencing on the last day of the month in which the Termination Date occurs and each subsequent monthly payment paid on the last day of each month thereafter, provided Consultant fulfills all assigned duties and complies with the terms of this Agreement.  For purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), each such monthly payment shall be considered a separate payment.  Payments for less than a month will be pro rated.

b.           Consultant shall be reimbursed for all necessary and ordinary expenses incurred by Consultant which are directly associated with the consulting services rendered hereunder, subject to such limitations as shall be imposed by and submission of such vouchers, receipts or other evidence as may be required by the Company from time to time.

c.           Consultant is engaged by the Company only for the purposes of, and to the extent set forth, in this Paragraph, and the relationship of Consultant with the Company under this Paragraph shall be that of an independent contractor.  Consultant agrees to devote sufficient time, effort, resources, ability, skill and attention as may be necessary for Consultant to perform the services required to be provided to the Company under this consulting arrangement.  Consultant further warrants that her consulting services under this Paragraph shall be performed in a good, workmanlike, professional and ethical manner.  Consultant is to set her own hours of work to the extent feasible and consistent with the mutual pledge in this Paragraph to work with potential conflicting demands on Consultant’s time and still perform the work in a timely and professional manner.  Consultant shall be available on an as-needed basis, upon reasonable notice and at reasonable times as requested by the Chief Executive Bear of the Company to assist with transition issues and such other areas of executive-level consulting as the Chief Executive Bear may determine appropriate from time to time.

d.           The Company may terminate the consulting arrangement provided hereunder effective immediately upon written notice to Consultant if she (i) fails to perform her duties and obligations hereunder after at least 30 days’ advance written notice of performance deficiency(ies) and an opportunity to correct them; (ii) breaches any of the terms or conditions of this Agreement after at least 30 days’ advance written notice of breach(es) and an opportunity to cure; or (iii) commits any acts constituting willful fraud or dishonesty against the Company or willful conduct which significantly impairs the reputation of, or harms, the Company.

3.           Taxes.  Consultant agrees that she is responsible for the payment of all federal, state and local taxes, of any type whatsoever, due and resulting from the payment to her of the above-described consideration.

4.           Attorney Review; Time for Execution; Revocation; Acknowledgements.  The Company hereby advises Consultant to consult with an attorney prior to executing this Agreement.  Each Party shall bear all attorneys' fees and costs arising from the actions of its own counsel in connection with the review and execution of this Agreement.

5.           Severability.  The provisions of this Agreement are fully severable.  Therefore, if any provision of this Agreement is for any reason determined to be invalid or unenforceable by a Court of competent jurisdiction, such invalidity or unenforceability will not affect the validity or enforceability of any of the remaining provisions.  Furthermore, any invalid or unenforceable provisions shall be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or, if such provision cannot under any circumstances be modified or restricted, it shall be excised from the Agreement without affecting the validity or enforceability of any of the remaining provisions.

6.           Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matters of this Agreement and supersedes all prior negotiations and agreements, whether written or oral.  This Agreement may not be altered or amended except by a written document executed by both Parties.  Consultant represents and acknowledges that in executing this Agreement she has not relied upon any representation or statement not set forth herein made by the Company or any of its affiliates, agents, representatives, or attorneys, with regard to the subject matters, basis or effect of this Agreement, the Company, its business or its stock, or any other matter.  Notwithstanding anything herein to the contrary, the Parties specifically reaffirm the provisions of the Separation Agreement, which shall remain in full force and effect.

7.            ARBITRATION.  ANY CONTROVERSY OR CLAIM ARISING OUT OF, OR RELATING TO THIS AGREEMENT, THE BREACH THEREOF, OR CONSULTANT’S SERVICE WITH THE COMPANY OR TERMINATION THEREOF, SHALL, AT THE COMPANY’S SOLE OPTION, BE SETTLED BY BINDING ARBITRATION IN THE COUNTY OF ST. LOUIS IN ACCORDANCE WITH THE RULES THEN IN FORCE OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION THEREOF.  IN THE EVENT CONSULTANT COMMENCES ANY ACTION IN COURT WHICH THE COMPANY HAS THE RIGHT TO SUBMIT TO BINDING ARBITRATION, THE COMPANY SHALL HAVE SIXTY (60) DAYS FROM THE DATE OF SERVICE OF A SUMMONS AND COMPLAINT UPON THE COMPANY TO DIRECT IN WRITING THAT ALL OR ANY PART OF THE DISPUTE BE ARBITRATED.  ANY REMEDY AVAILABLE IN ANY COURT ACTION SHALL ALSO BE AVAILABLE IN ARBITRATION.

8.             Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, Consultant and her personal and legal representatives, heirs, devisees, executors, successors, and assigns, and the Company and its successors and assigns.  Notwithstanding the foregoing, this Agreement, including the obligations and benefits hereunder, may not be assigned to any party by Consultant.

9.             Paragraph Headings; Governing Law; Third Party Benefit.  Paragraph headings herein are for convenience and reference only and in no way define, limit or enlarge the rights and obligations of the Parties under this Agreement.  This Agreement and any amendments to this Agreement shall be construed and interpreted in accordance with the laws of the State of Missouri, without regard to conflicts of law principles, except to the extent preempted by Federal law.  The provisions of this Agreement are intended to benefit the Parties as such may be enforced in such party's individual right.

10.           Section 409A.  Notwithstanding anything herein to the contrary, to the extent Consultant is determined to be a specified employee within the meaning of Code Section 409A and would otherwise be entitled to any payment that constitutes deferred compensation subject to Code Section 409A, any such payment on a separation from service shall be paid on the date that is six months and one day after such separation from service, to the extent required to avoid any adverse tax consequences under Code Section 409A.  It is anticipated by the Parties that Consultant will have a separation from service with the Company as of the Termination Date for purposes of Code Section 409A and that the level of services provided under this Agreement will not be of a level that would affect that determination.

IN WITNESS WHEREOF, the undersigned have executed this Consulting Agreement on the date(s) identified below.

PLEASE READ CAREFULLY.  THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE COMPANY.  BY SIGNING BELOW, THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE CAREFULLY READ AND FULLY UNDERSTAND THIS AGREEMENT AND UNDERSTAND THE RIGHTS THEY ARE WAIVING BY SIGNING THIS AGREEMENT.  THE PARTIES ARE ENTERING INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AND SIGN IT OF THEIR OWN FREE ACT AND DEED.

BUILD-A-BEAR WORKSHOP, INC.	CONSULTANT

/s/ Tina Klocke	/s/ Maxine Clark
By: Tina Klocke, Chief Operating and	Maxine Clark
Financial Bear	Date: January 28, 2013
Date: January 28, 2013

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